EXHIBIT (I)

                               CONSENT OF COUNSEL

                           Gabelli Capital Asset Fund

         We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 7 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-61254, Investment Company Act File No. 811-7644) of Gabelli Capital Asset Fund (the "Fund") under the caption "Counsel and Independent Auditors" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.

                                             /S/ WILLKIE FARR & GALLAGHER
                                             ----------------------------
                                                 Willkie Farr & Gallagher

April 26, 2000
New York, New York